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Contact:
Scott Allen                                  Greg Herman (for Site Technologies)
Site Technologies, Inc.                      415/647-7420
408/461-3017                                 ggherman@earthlink.net
scott_allen@sitetech.com


      SITE TECHNOLOGIES COMPLETES ACQUISITION OF WEB SITE DEVELOPMENT AND
                          MANAGEMENT TECHNOLOGY

"CURRENT ISSUE" INTERNET TECHNOLOGY TO BECOME INTEGRAL PART OF COMPANY'S FAMILY
             OF WEB SITE DEVELOPMENT AND MANAGEMENT SOLUTIONS

SCOTTS VALLEY, Calif. - November 25, 1997 - Site Technologies (OTC BB:DTPT) today announced it has completed the acquisition of certain core Internet technologies from Inlet, Inc, which develops and manages Web sites for large corporations. The consideration in the transaction consisted of 360,000 shares of Common Stock, cash of $850,000 - $475,000 of which was payable at closing - and certain future royalty payments.

Under the provisions of a consulting and OEM agreement signed in May 1997, the two companies have been co-developing Inlet's "CurrentIssue" technology to create a new group of Web site development and management tools that Site Technologies plans to roll out in the first quarter of 1998. The technology, which utilizes an integrated database architecture, is ideal for multi-user/multi-authoring and client/sever environments. It also includes powerful client side design tools, as well as server side and back-end processing that enables robust site management, dynamic page creation, and customer data integration to develop powerful Web-based business applications.

 "With the acquisition and continued development of the CurrentIssue technology, we plan to provide an integrated solution that is well-suited for both small- to medium-sized businesses and departmental, corporate enterprise customers," said Jeffrey Ait, Site Technologies' CEO. "This technology will become an integral part of our planned family of scalable Web site development and management solutions."

Site Technologies plans to preview its complete line of Web site maintenance, development and management software tools at the Internet World trade show December 10-12 in New York City.

ABOUT SITE TECHNOLOGIES
Site Technologies (formerly DeltaPoint, Inc.) provides Web site development, management and maintenance tools for Web-based business environments of all sizes. Founded in 1989, the company produces SiteSweeper, a quality assurance tool for Web sites which earned an "Editor's Choice" award from VAR BUSINESS, as well as QuickSite, an award-winning Web site creation, management and electronic commerce tool for small and home office use. Site Technologies' products are available through domestic and international distributors, major retail stores, value-added resellers, online catalogs and directly from the company. Based in Scotts Valley, California, Site Technologies can be reached at 800/446-6955 or through the World Wide Web at http://www.sitetech.com.

                                 -more-
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                          SITE TECHNOLOGIES COMPLETES TECHNOLOGY ACQUISITION
                                                                      PAGE 2
ABOUT INLET, INC.

Founded in 1994, Inlet is a premier World Wide Web development company. Inlet creates and operates highly functional, sophisticated Web sites for a variety of clients, including nearly 60 publications nationwide. Inlet's professional services include: Web site design and development, applications development, technical consulting, training and Web site hosting services.

THIS DOCUMENT CONTAINS FORWARD-LOOKING STATEMENTS WITH RESPECT TO SITE TECHNOLOGIES' NEW STRATEGIC PLAN, WHICH CONTEMPLATES, AMONG OTHER THINGS, A SHIFT IN THE COMPANY'S STRATEGIC CUSTOMER FOCUS TO INCLUDE SMALL- TO MEDIUM-SIZED BUSINESSES (SMBS) AND ENTERPRISE DEPARTMENT USERS, AND DEVELOPMENT OF A FAMILY OF SCALABLE WEB SITE DEVELOPMENT, MANAGEMENT AND MAINTENANCE SOFTWARE SOLUTIONS. THIS STRATEGIC PLAN WILL EXPOSE THE COMPANY TO ADDITIONAL RISKS AND UNCERTAINTIES. THESE RISKS AND UNCERTAINTIES COULD CAUSE SITE TECHNOLOGIES' ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE ANTICIPATED. RISKS GENERALLY ASSOCIATED WITH SITE TECHNOLOGIES' BUSINESS (INCLUDING THE COMPANY'S NEW STRATEGIC PLAN) ARE DISCUSSED IN THE DOCUMENTS THE COMPANY FILES FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS PROSPECTUS DATED OCTOBER 7, 1997 (REGISTRATION STATEMENT NO. 333-34825) AND FORM 10QSB FOR THE QUARTERS ENDED JUNE 30, 1997 AND SEPTEMBER 30, 1997.

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